UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2017

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2017, the employment of Jonathan H. McGrael, our Vice President of Commercial Operations, terminated, as a result of which he will receive payment equal to six months of salary and an allowance for relocation-related expenses, as well as the vesting in full of his unvested options to purchase an aggregate of 40,000 shares of our common stock and his 140,000 restricted shares.

Item 8.01.	Other Events.

In our third fiscal quarter of 2017, we sold all of the shares of common stock of Acerus Pharmaceutics Corporation that we acquired in April 2016 for approximately $2.0 million as a condition to our licensing of Natesto. The per share purchase price was Cdn. $0.207. Acerus common stock is traded on the Toronto Stock Exchange under the symbol “ASP.” The gross proceeds from the sale of the Acerus shares was approximately $1.1 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2017	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer